Exhibit 99.1

Calgon Carbon Corporation Announces New Senior Leadership Appointments and Operating Divisions - Effective January 1

  Creates two new operating divisions
  CFO Steve Schott promoted to Executive Vice President of Advanced Materials, Manufacturing, and Equipment Division
  SVP Jim Coccagno promoted to Executive Vice President of Core Carbon and Services Division
  VP of Finance Robert Fortwangler promoted to Chief Financial Officer

PITTSBURGH--(BUSINESS WIRE)--October 23, 2015--Calgon Carbon Corporation (NYSE:CCC) announced today new senior leadership appointments and operating divisions, effective January 1, 2016. This announcement follows the recent retirement decision of Executive Vice President and Chief Operating Officer, Bob O’Brien. The newly created operating divisions are expected to bring more focus on further margin improvement opportunities, global expansion, and business alignment. Current Chief Financial Officer, Steve Schott, has been promoted to Executive Vice President of the newly formed Advanced Materials, Manufacturing, and Equipment (AMME) Division, and Senior Vice President, Jim Coccagno, has been promoted to Executive Vice President of the newly formed Core Carbon and Services (CCS) Division.

“This essentially does three things; it positions us for future growth, it effectively utilizes our intellectual and capital assets, and finally it brings additional clarity to the management of the bottom line,” said Randy Dearth, Chairman, President and CEO of Calgon Carbon.

CCS will focus on traditional Industrial and Municipal markets in North America – including reactivation – and will have global oversight for the Asian and LATAM regions. AMME will manage the Specialty Carbon business unit in North America and the Global UV technologies business unit. Chemviron Carbon, a registered branch of Calgon Carbon located in Europe, will report to this division. In terms of asset management, virgin production sites will be overseen by Schott and AMME, and U.S. reactivation sites by Coccagno and CCS.

Replacing Steve Schott as CFO, will be Robert Fortwangler, currently the Vice President of Finance. Fortwangler joined the Calgon Carbon finance group in 2001. In 2008 he was promoted to Director of Finance, and held various positions including manager of planning, assistant controller and assistant treasurer. Fortwangler is a certified public accountant, and most recently led the company’s SAP reimplementation project.

“This is an exemplary team with great experience and a proven track record. We’re excited about the future,” concluded Dearth.

Photos and Bios

Pure Water. Clean Air. Better World.

Calgon Carbon Corporation is a global leader in innovative solutions, high quality products and reliable services designed to protect human health and the environment from harmful contaminants in water, and air. As a leading manufacturer of activated carbon, with broad capabilities in ultraviolet light disinfection, the Company provides purification solutions for drinking water, wastewater, pollution abatement, and a variety of industrial and commercial manufacturing processes.

Calgon Carbon is the world’s largest producer of granular activated carbon and supplies more than 100 types of activated carbon products – in granular, powdered, pelletized and cloth form – for more than 700 distinct applications. Headquartered in Pittsburgh, Pennsylvania, Calgon Carbon Corporation employs approximately 1,100 people at more than 15 manufacturing, reactivation, and equipment fabrication facilities in the U.S., Asia, and in Europe, where Calgon Carbon is known as Chemviron Carbon. The company also has more than 27 sales and service centers throughout the world.

For more information about Calgon Carbon’s leading activated carbon and ultraviolet technology solutions for municipalities and industries, visit www.calgoncarbon.com.

This news release contains historical information and forward-looking statements. Forward-looking statements typically contain words such as “expect,” “believe,” “estimate,” “anticipate,” or similar words indicating that future outcomes are uncertain. Statements looking forward in time, including statements regarding future growth and profitability, price increases, cost savings, broader product lines, enhanced competitive posture and acquisitions, are included in the company’s most recent Annual Report pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. They involve known and unknown risks and uncertainties that may cause the company’s actual results in future periods to be materially different from any future performance suggested herein. Further, the company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the company’s control. Some of the factors that could affect future performance of the company are higher energy and raw material costs, costs of imports and related tariffs, labor relations, availability of capital and environmental requirements as they relate both to our operations and to our customers, changes in foreign currency exchange rates, borrowing restrictions, validity of patents and other intellectual property, and pension costs. In the context of the forward-looking information provided in this news release, please refer to the discussions of risk factors and other information detailed in, as well as the other information contained in the company’s most recent Annual Report.

CONTACT:
Calgon Carbon Corporation
Daniel Crookshank, 412-787-6795
DCrookshank@CalgonCarbon.com